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                                                                   EXHIBIT 14(a)

                      Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Combined Proxy Statement and Prospectus and Statement of Additional Information constituting parts of this registration statement on Form N-14 (the "N-14 Registration Statement") of our report dated December 15, 2000, relating to the financial statements and financial highlights of SunAmerica Strategic Investment Series, Inc. which appears in the October 31, 2000 Annual Report to Shareholders of SunAmerica Strategic Investment Series, Inc., which are also incorporated by reference into the N-14 Registration Statement. We also consent to the references to us under the headings "Additional Information - Independent Auditors" and "Experts" in such Registration Statement.

We also consent to the references to us under the headings "Financial Highlights" and "Additional Information - Independent Accountants and Legal Counsel" in SunAmerica Strategic Investment Series, Inc.'s registration statement on Form N-1A, dated February 28, 2001, which is incorporated by reference into this N-14 Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York
September 28, 2001
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                      Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Combined Proxy Statement and Prospectus and Statement of Additional Information constituting parts of this registration statement on Form N-14 (the "N-14 Registration Statement") of our report dated December 27, 2000, relating to the financial statements and financial highlights of Growth & Income, Large Cap Growth (formerly Growth Equity), Mid Cap Growth (formerly Small/Mid Cap), Science & Technology, Small Cap Growth (formerly Emerging Growth), Global Equity, International Equity, International Small Cap, Balanced, Core Bond (formerly Investment Quality Bond), Municipal Bond (formerly National Municipal Bond), Strategic Income, U.S. Government Securities, Money Market, Mid Cap Value, Stock Index, High Yield Bond, Municipal Money Market, Aggressive Growth LifeStyle (formerly Growth LifeStyle), Moderate Growth LifeStyle and Conservative Growth LifeStyle Funds (portfolios of North American Funds) appearing in the October 31, 2000 Annual Report to Shareholders of North American Funds, which are also incorporated by reference into the N-14 Registration Statement. We also consent to the references to us under the headings "Independent Auditors" and "Experts" in such Registration Statement.

We also consent to the references to us under the heading "Financial Highlights" in the Prospectus of the North American Funds dated March 1, 2001 and under the heading "Independent Accountants" in the Statement of Additional Information of the North American Funds dated March 1, 2001 which are incorporated by reference into the Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
September 28, 2001